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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Flashbase, Inc. 1999 Equity Incentive Plan of DoubleClick Inc. of our report dated January 18, 2000, except as for Note 11(b) which is as of February 11, 2000, relating to the consolidated financial statements and financial statement schedule of DoubleClick Inc. which appears in DoubleClick Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


                                          /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
June 22, 2000